Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BioVie Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Primary Offerings
	Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,250,000	$3.23(2)	$4,037,500	$0.0001531	$618.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$4,037,500	$0.0001531	$618.15
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$618.15	(3)
	Net Fee Due							$0.00

(1)

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement. The 1,250,000 shares of common stock to be registered are in addition to 7,231,600 shares of Common Stock previously registered in connection with the Plan on registration statement on Form S-8 filed with the Securities and Exchange Commission on October 4, 2021 (Registration No. 333-260019), adjusted to 723,160 shares post reverse-split.

(2)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.23 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the New York Stock Exchange, on November 18, 2024.

(3)	The registrant previously filed a Preliminary Information Statement on Schedule 14C (File No. 001-39015) with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2021 (the “Schedule 14 C”). A filing fee of $344,090 was paid in connection to the filing of the Schedule 14 C pursuant to Rule 14(g) of the Securities Exchange Act of 1934, as amended. Such filing fee for the Schedule 14 C was reduced to $40,297 upon the filing of the Amendment No. 1 to the Schedule 14 C on May 10, 2021, leaving $303,792 in previously paid fees available for future offset (the “unused filings fees”). In accordance with Rule 457(b) under the Securities Act, the Company used (i) $5,078.26 to offset the filing fee payable in connection with the registration statement on Form S-8 (File No. 333-260019), filed with the SEC on October 4, 2021; (ii) $3,801.90 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-268313), filed with the SEC on November 10, 2022; (iii) $74.10 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-271054), filed with the SEC on March 31, 2023; (iv) $33,189.50 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-3 (File No. 333-274083), filed with the SEC on August 18, 2023; and (v) $3,730.85 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-283394), filed with the SEC on November 21, 2024. In accordance with Rule 457(b) under the Securities Act, the registrant is using $618.15 of the unused filing fees to offset the filing fee payable in connection with this registration statement, no registration fee is due to be paid at this time